UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2008
                                                        ------------------

                               CAPE BANCORP, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

    Maryland                              001-33934             26-1294270
------------------------------    ------------------------      ----------
(State or Other Jurisdiction)      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


225 North Main Street, Cape May Courthouse, New Jersey             08210
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (609) 465-5600
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06    Material Impairments.
             ---------------------

     On September 7, 2008, the United States Department of the Treasury and the Federal Housing Finance Agency ("FHFA") announced that Fannie Mae and Freddie Mac were placed under conservatorship and that management of each would be under the control of FHFA, their regulator.

     As disclosed in Cape Bancorp, Inc.'s (the "Company") Form 10-Q for the quarter ended June 30, 2008 filed on August 14, 2008, the Company owns Fannie Mae preferred stock and Freddie Mac preferred stock with an aggregate carrying value of $1,071,950 at June 30, 2008. Subsequent to the release of the Company's Form 10-Q, the market value of the Fannie Mae preferred stock and Freddie Mac preferred stock declined materially. Given the closing prices on September 10, 2008, the aggregate market value of the Company's preferred stocks was $129,700 and the aggregate resulting potential realized loss on a pre-tax basis was $942,250, although such amounts will change as the market value of the Fannie Mae preferred stock and Freddie Mac preferred stock fluctuates.

     Based on these developments, the Company expects to record an other-than-temporary impairment loss on its shares of Fannie Mae preferred stock and Freddie Mac preferred stock in the quarter ended September 30, 2008. The amount of pre-tax loss is expected to equal the difference between the carrying value of the shares and the market value of the shares at September 30, 2008. The Company's stockholders' equity was $182.7 million at June 30, 2008 and equaled 15.76% of its total assets at that date. The expected loss will not have a material adverse effect on the Company's stockholders' equity or capital ratios.

     This report contains certain forwarding-looking statements about the Company's securities activities. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They also include words such as "believe," "expect," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may". Certain factors could cause actual results to differ materially from expected results including changes in the general economic conditions (such as interest rates, employment levels and real estate values), legislative and regulatory changes, developments with respect to the Fannie Mae and Freddie Mac conservatorships, changes in the Company's, Freddie Mac's and Fannie Mae's business operations and the results thereof and changes in the securities markets. Cape Bancorp, Inc. does not intend to update this Report and expressly disclaims any obligation to do so.


Item 9.01.   Financial Statements and Exhibits
             ---------------------------------

             (a) Financial Statements of Businesses Acquired. Not applicable

             (b) Pro Forma Financial Information.  Not Applicable

             (c) Shell Company Transactions. Not Applicable

             (d) Exhibits. None



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          CAPE BANCORP, INC.



DATE:  September 11, 2008         By:     /s/Herbert L. Hornsby, Jr.
                                          -------------------------------------
                                          Herbert L. Hornsby, Jr.
                                          President and Chief Executive Officer